EXHIBIT 7.3

              FORTUNE DIVERSIFIED INDUSTRIES, INC AND SUBSIDIARIES
                   Pro Forma Consolidated Financial Statements




                                TABLE OF CONTENTS

Basis of Preparation..........................................................1

Financial Statements
    Pro forma consolidated balance sheet that assumes the combination occurred on February 29, 2004..........................................2
    Pro forma consolidated statement of operations for the twelve months ended August 31, 2003, which combines FDVI's results of operations for the twelve months ended August 31, 2003, with JH Drew's results of operations for the twelve months ended August 31, 2003......3
    Pro forma consolidated statement of operations for the six months ended February 29, 2004 that combines the unaudited results of operations of FDVI from the six-month period of September 1, 2003 to February 29, 2004 with JH Drew's results of operations for the six-month period of November 1, 2003 to April 29, 2004.................4
    Notes to Pro Forma Consolidated Financial Statements......................5

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS BASIS OF PREPARATION

The following unaudited pro forma consolidated financial statements give effect to the purchase by Fortune Diversified Industries, Inc. and Subsidiaries ("FDVI") of James H. Drew Corporation and its subsidiary ("JH Drew"). The acquisition will be accounted for as a purchase, with the assets acquired and liabilities assumed recorded at fair values, and the results of JH Drew's operations included in FDVI's consolidated financial statements from the date of acquisition.

Pro forma adjustments related to the pro forma consolidated balance sheet are computed assuming the combination was consummated at February 29, 2004. The pro forma consolidated balance sheet combines FDVI's unaudited consolidated balance sheet as of February 29, 2004 with JH Drew's consolidated balance sheet as of April 29, 2004. The pro forma consolidated statement of operations assumes that the combination occurred on August 31, 2003. The pro forma consolidated statement of operations for the twelve months ended August 31, 2003 combines FDVI's results of operations for the twelve months ended August 31, 2003, with JH Drew's results of operations for the twelve months ended August 31, 2003. The pro forma consolidated statement of operations for the six months ended February 29, 2004 combines the unaudited results of operations of FDVI from the six-month period of September 1, 2003 to February 29, 2004 with JH Drew's results of operations for the six-month period of November 1, 2003 to April 29, 2004.

The pro forma consolidated statements of operations are not necessarily indicative of operating results that would have been achieved had the combination been consummated as of the beginning of the periods presented and should not be construed as representative of future operations. Further, interim results are not necessarily indicative of results to be realized for a full year due to the effects of, among other things, seasonality.

These pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the related notes thereto of FDVI, which are included in FDVI's Annual Report on Form 10-K, and the historical consolidated financial statements and the related notes thereto of JH Drew included herein.

              FORTUNE DIVERSIFIED INDUSTRIES, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                          ASSETS
                                                                Fortune         Drew
                                                              February 29,    April 30,   Proforma          Proforma
                                                                 2004           2004     Adjustments        Combined
                                                              ------------   ----------  -----------        --------
CURRENT ASSETS
    Cash and equivalents                                        $  3,281      $     --         (103) (b)    $  3,178
    Restricted savings account                                       246            --                           246
    Certificates of deposit                                           93            --                            93
    Available for sale investments                                 1,975            --                         1,975
    Accounts receivable, net                                       6,525         8,277                        14,802
    Costs and estimated earnings in excess of billings on
      uncompleted contracts                                           --         6,842                         6,842
    Notes receivable - short term                                     23            --                            23
    Inventory, net                                                 3,395         1,777                         5,172
    Prepaid expenses                                                 298            23                           321
    Recoverable income taxes                                         221            --                           221
    Deferred tax asset                                                --           439          (73) (f)         366
    Other current assets                                             258            --                           258
                                                                --------      --------     --------         --------
      Total Current Assets                                        16,315        17,358         (176)          33,497
                                                                --------      --------     --------         --------

PROPERTY, PLANT & EQUIPMENT, NET                                   2,807         2,510       (2,510) (f)       2,807

OTHER ASSETS
    Notes receivable - long term                                      48            --                            48
    Loan origination fees, net                                        45            --                            45
    Goodwill                                                       3,824           243                         4,067
    Other intangible assets, net                                   2,133            --                         2,133
    Other long term assets                                            59            --                            59
                                                                --------      --------     --------         --------
      Total Other Assets                                           6,109           243           --            6,352
                                                                --------      --------     --------         --------

      TOTAL ASSETS                                              $ 25,231      $ 20,111     $ (2,686)        $ 42,656
                                                                ========      ========     ========         ========

           LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Lines of credit                                             $  1,993      $     --                      $  1,993
    Current maturities of long-term debt                             957            --        6,073  (a)       7,030
    Current maturities of long-term debt - related party              24            --                            24
    Current maturities of capital lease obligations                   10            --                            10
    Accounts payable                                               3,061         2,648                         5,709
    Payroll taxes and withholdings                                   865            --                           865
    Health and workers' compensation reserves                      3,788            --                         3,788
    Accrued worksite employee payroll cost                           216            --                           216
    Due to related party                                               7            --                             7
    Customer deposits                                                106            --                           106
    Accrued expenses                                               1,810           691           85  (e)       2,586
    Billings in excess of costs and estimated earnings on
      uncompleted contracts                                           --         1,661           --            1,661
                                                                --------      --------     --------         --------
      Total Current Liabilities                                   12,837         5,000        6,158           23,995
                                                                --------      --------     --------         --------

LONG-TERM LIABILITIES
    Line of credit - related party                              $  2,452      $     --        2,500  (a)       4,952
    Long-term debt - related party, less current maturities           95            --           --               95
    Long-term debt, less current maturities                        4,811            --        2,927  (a)       7,738
    Capital lease obligations, less current maturities                 2            --           --                2
    Deferred tax liability                                            --           406           --              406
                                                                --------      --------     --------         --------
      Total Long-term Liabilities                                  7,360           406        5,427           13,193
                                                                --------      --------     --------         --------

STOCKHOLDERS' EQUITY
    Common stock                                                   1,013            50          (46) (c)       1,017
    Additional paid-in capital and warrants outstanding            9,742         1,445       (1,015) (d)      10,172
    Accumulated earnings (deficit)                                (5,848)       13,210      (13,210)          (5,848)
    Accumulated other comprehensive income (loss)                    127            --           --              127
                                                                --------      --------     --------         --------
      Total Stockholders' Equity                                   5,034        14,705      (14,271) (g)       5,468
                                                                --------      --------     --------         --------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 25,231      $ 20,111     $ (2,686)        $ 42,656
                                                                ========      ========     ========         ========

              FORTUNE DIVERSIFIED INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FROMA CONSOLIDATED STATEMENT OF OPERATIONS
                               FOR THE YEAR ENDED
                                 AUGUST 31, 2003
                                   (UNAUDITED)

                                                 Fortune
                                                Year Ended     Nor-Cote  Cornerstone     PSM        Drew
                                              August 31, 2003  10 months Construction  12 months  12 months
                                                 (AUDITED)      9/1/02 -    3/1/03 -    9/1/02 -   9/1/02 - Proforma      Proforma
                                                (Includes 2     6/30/03     8/15/03     8/31/03    8/31/03 Adjustments    Combined
                                              months-Nor-Cote)
NET REVENUES BUSINESS SOLUTIONS SEGMENT           $     --           --          --    $ 16,266   $     --   $     --     $ 16,266
NET REVENUES WIRELESS INFRASTRUCTURE SERVICES        4,470           --         178          --         --         --        4,648
NET REVENUES MANUFACTURING AND DISTRIBUTION
 SEGMENT                                            11,000        8,789          --          --     43,882         --       63,671
                                                  --------     --------    --------    --------   --------   --------     --------
TOTAL NET REVENUES                                  15,470        8,789         178      16,266     43,882         --       84,585

COST OF REVENUES BUSINESS SOLUTIONS SEGMENT             --           --          --      13,504         --         --       13,504
COST OF REVENUES WIRELESS INFRASTRUCTURE
 SERVICES                                            3,183           --         197          --         --         --        3,380
COST OF REVENUES MANUFACTURING AND
 DISTRIBUTION SEGMENT                                7,995        4,731          --          --     38,136         --       50,862
                                                  --------     --------    --------    --------   --------   --------     --------
TOTAL COST OF REVENUES                              11,178        4,731         197      13,504     38,136         --       67,746
                                                  --------     --------    --------    --------   --------   --------     --------

GROSS PROFIT                                         4,292        4,058         (19)      2,762      5,746         --       16,839

OPERATING EXPENSES
    Selling, general and administrative
     expenses                                        3,792        3,514         187       2,793      1,889         --       12,175
    Depreciation and amortization                      342          423          10          --      1,173     (1,173)(h)      775
                                                  --------     --------    --------    --------   --------   --------     --------
      Total Operating Expenses                       4,134        3,937         197       2,793      3,062     (1,173)      12,950
                                                  --------     --------    --------    --------   --------   --------     --------

OPERATING INCOME (LOSS)                                158          121        (216)        (31)     2,684      1,173        3,889
                                                  --------     --------    --------    --------   --------   --------     --------

OTHER INCOME (EXPENSE)
    Interest income                                     15            5          --          71          4         --           95
    Interest expense                                  (185)        (153)         --          --         --       (438)(i)     (776)
    Gain on investments in marketable
     securities, net                                    --           --          --          --         --         --           --
    Other income (expense)                             127           25          --         (30)         6         --          128
                                                  --------     --------    --------    --------   --------   --------     --------
      Total Other Income (Expense)                     (43)        (123)         --          41         10       (438)        (553)
                                                  --------     --------    --------    --------   --------   --------     --------

Net Gain (Loss) before Provision for Income
 Taxes                                                 115           (2)       (216)         10      2,694        735        3,336

PROVISION FOR INCOME TAXES                              --           --          --          --         --         --           --
                                                  --------     --------    --------    --------   --------   --------     --------

NET INCOME                                        $    115     $     (2)   $   (216)   $     10   $  2,694   $    735     $  3,336
                                                  ========     ========    ========    ========   ========   ========     ========


BASIC INCOME PER SHARE (based on 88,216,444 shares outstanding)                                                           $   0.04
                                                                                                                          ========

DILUTED INCOME PER SHARE (based on 89,116,444 shares outstanding)                                                         $   0.04
                                                                                                                          ========

              FORTUNE DIVERSIFIED INDUSTRIES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED FEBRUARY 29, 2004
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                            Fortune        PSM        PSM         Drew
                                                           Six-Month    Five-Month  Six-Month   Six-Month
                                                            Period        Period    ProForma     Period       Proforma      Proforma
                                                            Ended        10/1/03 -  10/1/03 -     Ended      Adjustments    Combined
                                                       February 29, 2004  2/29/04    2/29/04  April 29, 2004
                                                           (Includes
                                                         5 months-PSM)
NET REVENUES BUSINESS SOLUTIONS SEGMENT                     $  8,120        8,120      9,744     $     --     $     --     $  9,744
NET REVENUES WIRELESS INFRASTRUCTURE SERVICES                  4,497           --         --           --           --        4,497
NET REVENUES MANUFACTURING AND DISTRIBUTION SEGMENT           10,399           --         --       19,584           --       29,983
                                                            --------     --------   --------     --------     --------     --------
TOTAL NET REVENUES                                            23,016        8,120      9,744       19,584           --       44,224

COST OF REVENUES BUSINESS SOLUTIONS SEGMENT                    6,537        6,537      7,844           --           --        7,844
COST OF REVENUES WIRELESS INFRASTRUCTURE SERVICES              3,606           --         --           --           --        3,606
COST OF REVENUES MANUFACTURING AND DISTRIBUTION SEGMENT        6,966           --         --       18,314           --       25,280
                                                            --------     --------   --------     --------     --------     --------
TOTAL COST OF REVENUES                                        17,109        6,537      7,844       18,314           --       36,730
                                                            --------     --------   --------     --------     --------     --------

GROSS PROFIT                                                   5,907        1,583      1,900        1,270           --        7,494

OPERATING EXPENSES
    Selling, general and administrative expenses               4,659          846      1,015          915           --        5,743
    Depreciation and amortization                                446           80         96          482         (482)(j)      462
                                                            --------     --------   --------     --------     --------     --------
      Total Operating Expenses                                 5,105          926      1,111        1,397         (482)       6,205
                                                            --------     --------   --------     --------     --------     --------

OPERATING INCOME (LOSS)                                          802          657        788         (127)         482        1,288
                                                            --------     --------   --------     --------     --------     --------

OTHER INCOME (EXPENSE)
    Interest income                                               30           21         25           --           --           34
    Interest expense                                            (189)          --         --           --         (225)(k)     (414)
    Gain on investments in marketable securities, net             29           --         --           --           --           29
    Other income (expense)                                       (29)          --         --            6           --          (23)
                                                            --------     --------   --------     --------     --------     --------
      Total Other Income (Expense)                              (159)          21         25            6         (225)        (374)
                                                            --------     --------   --------     --------     --------     --------

Net Gain (Loss) before Provision for Income Taxes                643          678        814         (121)         257          915

PROVISION FOR INCOME TAXES                                        --           --         --           --           --           --
                                                            --------     --------   --------     --------     --------     --------

NET INCOME                                                  $    643     $    678   $    814     $   (121)    $    257     $    915
                                                            ========     ========   ========     ========     ========     ========


BASIC INCOME PER SHARE (based on 101,316,444 shares outstanding)                                                           $   0.01
                                                                                                                           ========


DILUTED INCOME PER SHARE (based on 101,316,444 shares outstanding)                                                         $   0.01
                                                                                                                           ========

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.   Pro Forma Adjustments:

Balance sheet adjustments:


(1) To reflect the acquisition of JH Drew and the allocation of the purchase price on the basis of the fair values of the assets acquired and liabilities assumed. Components of the purchase price, and its allocation to the assets and liabilities of JH Drew are as follows (in thousands):

Components of purchase price:
         Cash (from new debt borrowings with bank and
              under FDVI's line of credit facility with
              a shareholder)                                      $  11,500 (a)

         Cash payments to retain executives                             103 (b)

         Stock consideration - 430 shares of common stock
              (.01 par value, $1.01 trading price on
              acquisition date):

                  Common Stock                                            4 (c)
                  Additional Paid in Capital                            430 (d)

         Direct acquisition costs attributable to purchase               85 (e)

         Fair value of liabilities assumed                            5,406
                                                                  -------------
Total purchase price                                                 17,528

Allocation of purchase price:

         Fair value of assets acquired                              (20,111)
                                                                  -------------
Net assets acquired in excess of cost (negative goodwill)         $  (2,583) (f)
                                                                  =============

     (g) Adjustment reflects fair value of JH Drew's purchased net assets less fair value of JH Drew's net assumed liabilities at the acquisition date, net of equity related to (c) and (d) above.



Statement of operation adjustments - year ended August 31, 2003:

     (h) Adjustment reflects decrease in depreciation due to reduction in cost basis of purchased fixed assets relating to JH Drew's fair value of net assets acquired exceeding the purchase price paid by FDVI by $2,583.

     (i) Adjustment reflects twelve months of interest expense on $11,500 of new debt at the average rate of approximately 4%.


Statement of operation adjustments - six month period ended February 29, 2004:


     (j) Adjustment reflects decrease in depreciation due to reduction in cost basis of purchased fixed assets relating to JH Drew's fair value of net assets acquired exceeding the purchase price paid by FDVI by $2,583.

     (k) Adjustment reflects six months of interest expense on $11,500 of new debt at the average rate of approximately 4%.